UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

ELECTRONIC GAME CARD, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-25853	87-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 1st Avenue #65, New York, New York 10003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (646) 723-8936

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

Electronic Game Card, Inc has posted a new power point in the investor relations section of the company website ” www.electronicgamecard.com“ providing new guidance for earning, net income and revenue for 2009.

The new 2009 guidance figures state $0.14eps, $7.9 million net Income and revenue of $16.3 million. These new guidance figures replace the earlier 2009 guidance figures of $0.12eps, $6.9 million net income and $14.5 million revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC GAME CARD, INC., A Nevada corporation (Registrant)

Date: April 15, 2008	By:
LEE COLE, Acting Chief Executive Officer